Exhibit 99.1

LIMITED BRANDS REPORTS SECOND QUARTER 2011 EARNINGS

— PROVIDES THIRD QUARTER AND INCREASES FULL YEAR 2011 EARNINGS GUIDANCE —

— INCREASES AUGUST COMPARABLE STORE SALES GUIDANCE —

Columbus, Ohio, Aug. 17, 2011 — Limited Brands, Inc. (NYSE: LTD) today reported 2011 second quarter results.

Leslie H. Wexner, chairman and chief executive officer of Limited Brands, stated, “We’re pleased with our second quarter performance. Our focus on managing inventory and expenses conservatively and staying agile yielded more full-priced selling and record results. As we enter the fall season, we will remain focused on our customers, and we see opportunity to continue to do better.”

Second Quarter Results

Adjusted earnings per share for the second quarter ended July 30, 2011, were $0.48 compared to $0.36 for the quarter ended July 31, 2010, which exclude certain significant items in both years as detailed below. Second quarter adjusted operating income was $307.0 million compared to operating income of $236.5 million last year, and adjusted net income was $150.7 million compared to $120.6 million last year.

Including the 2011 and 2010 significant items detailed below, reported second quarter earnings per share were $0.73 compared to $0.54 last year, operating income was $193.5 million compared to $236.5 million last year, and net income was $231.2 million compared to $178.7 million last year.

Significant items are as follows:

In 2011 (totaling to a benefit of $0.25 per share):

•

A non-taxable gain of $147.1 million, or $0.47 per share, and a pre-tax expense of $113.4 million, or $0.22 per share, related to the charitable contribution of all of the company’s remaining shares of Express (NYSE: EXPR) to the Limited Brands Foundation.

In 2010 (totaling to a benefit of $0.18 per share):

•	A pre-tax gain of $52.3 million, or $0.10 per share, related to the sale of a portion of the company’s shares of Express in its initial public offering;

•	A pre-tax gain of $19.7 million and a related net tax benefit of $22.4 million, or $0.13 per share in total, related to the sale of the company’s remaining interest in Limited Stores; and

•	A pre-tax loss of $25.2 million, or $0.05 per share, associated with the early retirement of portions of the company’s 2012 and 2014 maturity bonds.

The company reported a comparable store sales increase of 9 percent for the second quarter ended July 30, 2011, compared to the second quarter ended July 31, 2010. The company reported net sales of $2.458 billion for the second quarter ended July 30, 2011, compared to sales of $2.243 billion last year.

At the conclusion of this press release is a reconciliation of reported to adjusted results.

2011 Outlook

The company stated that it expects 2011 third quarter earnings per share to be $0.17 to $0.22 compared to record earnings per share of $0.18 per share last year. The company now expects August comparable store sales to increase in the high single digit range versus its previous guidance for a low single digit increase.

For 2011, the company increased its adjusted earnings per share forecast to $2.35 to $2.50 from $2.25 to $2.45 previously.

Earnings Call Information

Limited Brands will conduct its second quarter earnings call at 9 a.m. Eastern on Thursday, August 18. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.Limitedbrands.com. Additional second quarter financial information is also available at www.Limitedbrands.com.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, La Senza, C.O. Bigelow, White Barn Candle Co. and Henri Bendel, is an international company. The company operates 2,626 specialty stores in the United States and its brands are sold in more than 800 company-operated and franchised additional locations world-wide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Limited Brands b-roll footage of stores is available through our online newsroom.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Limited Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the second quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the second quarter earnings call:

•

general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into international markets and related risks;

•	our independent licensees and franchisees;

•	our direct channel business;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our reliance on foreign sources of production, including risks related to:

•	political instability;

•	duties, taxes, other charges on imports;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and related pricing impacts;

•	the disruption of imports by labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the second quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2010 Annual Report on Form 10-K.

For further information, please contact:

Limited Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED JULY 30, 2011 AND JULY 31, 2010

(Unaudited)

(In thousands except per share amounts)

	2011	2010
Net Sales	$2,458,135	$2,242,510
Cost of Goods Sold, Buying and Occupancy	(1,556,037)	(1,465,023)

Gross Profit	902,098	777,487
General, Administrative and Store Operating Expenses	(708,565)	(541,030)

Operating Income	193,533	236,457
Interest Expense	(64,260)	(51,751)
Interest Income	339	605
Other Income	146,410	58,786

Income Before Income Taxes	276,022	244,097
Provision for Income Taxes	44,828	65,430

Net Income	$231,194	$178,667

Net Income Per Diluted Share	$0.73	$0.54

Weighted Average Shares Outstanding	314,800	333,742

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

THIRTEEN WEEKS ENDED JULY 30, 2011 AND JULY 31, 2010

(Unaudited)

(In thousands except per share amounts)

	2011			2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$2,458,135	$—	$2,458,135	$2,242,510	$—	$2,242,510
Cost of Goods Sold, Buying & Occupancy	(1,556,037)	—	(1,556,037)	(1,465,023)	—	(1,465,023)

Gross Profit	902,098	—	902,098	777,487	—	777,487
General, Administrative and Store Operating Expenses	(708,565)	113,428	(595,137)	(541,030)	—	(541,030)

Operating Income	193,533	113,428	306,961	236,457	—	236,457
Interest Expense	(64,260)	—	(64,260)	(51,751)	—	(51,751)
Interest Income	339	—	339	605	—	605
Other (Expense) Income	146,410	(147,053)	(643)	58,786	(46,689)	12,097

Income Before Income Taxes	276,022	(33,625)	242,397	244,097	(46,689)	197,408
Provision for Income Taxes	44,828	46,850	91,678	65,430	11,375	76,805

Net Income	$231,194	$(80,475)	$150,719	$178,667	$(58,064)	$120,603

Net Income Per Diluted Share	$0.73		$0.48	$0.54		$0.36

Weighted Average Shares Outstanding	314,800		314,800	333,742		333,742

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

TWENTY-SIX WEEKS ENDED JULY 30, 2011 AND JULY 31, 2010

(Unaudited)

(In thousands except per share amounts)

	2011	2010
Net Sales	$4,675,152	$4,174,046
Cost of Goods Sold, Buying and Occupancy	(2,931,326)	(2,702,301)

Gross Profit	1,743,826	1,471,745
General, Administrative and Store Operating Expenses	(1,333,470)	(1,050,312)

Operating Income	410,356	421,433
Interest Expense	(118,928)	(112,871)
Interest Income	782	1,247
Other Income	232,455	121,114

Income Before Income Taxes	524,665	430,923
Provision for Income Taxes	128,300	139,756

Net Income	$396,365	$291,167

Net Income Per Diluted Share	$1.23	$0.87

Weighted Average Shares Outstanding	321,636	333,320

LIMITED BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

TWENTY-SIX WEEKS ENDED JULY 30, 2011 AND JULY 31, 2010

(Unaudited)

(In thousands except per share amounts)

	2011			2010
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net Sales	$4,675,152	$—	$4,675,152	$4,174,046	$—	$4,174,046
Cost of Goods Sold, Buying & Occupancy	(2,931,326)	—	(2,931,326)	(2,702,301)	—	(2,702,301)

Gross Profit	1,743,826	—	1,743,826	1,471,745	—	1,471,745
General, Administrative and Store Operating Expenses	(1,333,470)	163,428	(1,170,042)	(1,050,312)	—	(1,050,312)

Operating Income	410,356	163,428	573,784	421,433	—	421,433
Interest Expense	(118,928)	—	(118,928)	(112,871)	—	(112,871)
Interest Income	782	—	782	1,247	—	1,247
Other (Expense) Income	232,455	(233,478)	(1,023)	121,114	(95,383)	25,731

Income Before Income Taxes	524,665	(70,050)	454,615	430,923	(95,383)	335,540
Provision for Income Taxes	128,300	45,765	174,065	139,756	(7,689)	132,067

Net Income	$396,365	$(115,815)	$280,550	$291,167	$(87,694)	$203,473

Net Income Per Diluted Share	$1.23		$0.87	$0.87		$0.61

Weighted Average Shares Outstanding	321,636		321,636	333,320		333,320

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

LIMITED BRANDS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF ADJUSTED RESULTS

(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2011

In the second quarter of 2011, adjusted results exclude the following:

•

A $147.1 million non-taxable gain, included in other income and expense, and associated pre-tax expense of $113.4 million, included in general, administrative and store operating expenses, associated with our charitable contribution of Express, Inc. common stock to The Limited Brands Foundation.

In the first quarter of 2011, adjusted results exclude the following:

•	An $86.4 million pre-tax gain ($55.6 million net of tax), included in other income and expense, related to the sale of shares of Express, Inc. common stock.

•	A $50.0 million pre-tax expense ($31.2 million net of tax), included in general, administrative and store operating expenses, related to a pledge to The Limited Brands Foundation.

•	An $11.0 million tax benefit primarily related to the favorable resolution of certain discrete income tax matters.

Fiscal 2010

In the second quarter of 2010, adjusted results exclude the following:

•	A $52.3 million pre-tax gain ($31.8M net of tax), included in other income and expense, related to the initial public offering of Express including the sale of a portion of the company’s shares.

•	A $19.7 million pre-tax gain, included in other income and expense, and a related net tax benefit of $22.4 million, associated with the sale of our remaining 25% interest in Limited Stores.

•	A $25.2 million pre-tax loss ($15.8M net of tax), included in other income and expense, associated with the early retirement of portions of our 2012 and 2014 maturity bonds.

In the first quarter of 2010, adjusted results exclude the following:

•	A $48.7 million pre-tax gain ($29.6 million net of tax), included in other income and expense, related to a $56.5 million cash distribution from Express.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.